FULLER, TUBB, POMEROY & STOKES
                              A PROFESSIONAL CORPORATION
                                   ATTORNEYS AT LAW
                        201 ROBERT S. KERR AVENUE, SUITE 1000
                               OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                              TELEPHONE 405-235-2575
JERRY TUBB                                            FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                  December 6, 2000




Dennis Engh, President
Utah Clay Technology, Inc.
3985 South 2000 East
Salt Lake City, UT   84124

                                        Re:     Utah Clay Technology, Inc.

Dear Mr. Engh:

     The undersigned is named in the Form SB-2 Registration Statement of Utah Clay Technology, Inc. (the "Company"), a Utah corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of 590,000 shares of Common Stock being offered by three selling security holders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2
Registration Statement in the capacity therein described and consents to the filing of his legality opinion as an exhibit to the registration statement.

                                             Sincerely,


                                                  /s/ Thomas J. Kenan

                                                  Thomas J. Kenan






Exhibit 23.5
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